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                                                                      EXHIBIT 12
                  BRIGGS & STRATTON CORPORATION & SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                                          Quarter Ended
                                                                --------------------------------
                                                                 September 27,     September 28,
                                                                    1998               1997
                                                                -------------      -------------
Net income                                                      $       4,441      $      (2,632)

Add:
       Interest                                                         3,410              3,794
       Income tax expense and other taxes on income                     2,660             (1,610)
       Fixed charges of unconsolidated subsidiaries                        40                139
                                                                -------------      -------------
                   Earnings as defined                          $      10,551      $        (309)
                                                                =============      =============

Interest                                                        $       3,410      $       3,794
Fixed charges of unconsolidated subsidiaries                               40                139
                                                                -------------      -------------
                   Fixed charges as defined                     $       3,450      $       3,933
                                                                =============      =============

Ratio of earnings to fixed charges                                        3.1 x                -
                                                                =============      =============


For the quarter ended September 28, 1997, earnings were inadequate to cover fixed charges by $4,242.